Typical OEM Sales Cycle


1-6 months
1-6 months
1-12 months
3-12 months
PHASE 1
30-60%
PHASE 2
60-75%
PHASE 3
75-95%
PHASE 4
100%
PROSPECTS
Product Evaluation
VERBAL AWARD
Contract and SOW
CONTRACT
Customize and Solution Integration
PRODUCT
OEM launch and ramp
REVENUE
CUSTOMERS
Incremental Opportunities

- Length of Cycle is dependent on size of Customer & Customization Requirements
- Phases 1 through 3 largely dependent on Dot Hill Execution; Phase 4 on Customer Execution

May 20, 2013 NASDAQ HILL 1